EXHIBIT 10.2

CITIUS PHARMACEUTICALS, INC.

2014 STOCK INCENTIVE PLAN

Nonqualified Stock Option Agreement

This NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), made and entered into effective as of the [·] day of [·], 201[·] (the "Grant Date"), by and between [·] (the "Participant") and Citius Pharmaceuticals, Inc., a Nevada corporation (the "Company"), sets forth the terms and conditions of stock options issued to the Participant pursuant to the Company's 2014 Stock Incentive Plan (the "Plan") and this Agreement, which options have been approved by the Company's Board of Directors. Any capitalized terms used but not defined herein shall have the meaning prescribed in Annex A or in the Plan.

1. Grant of Stock Option. Subject to the provisions of this Agreement and the Plan, the Company hereby grants to the Participant stock options (the "Options") to purchase up to [·] shares of the Company's common stock, $0.001 par value per share (the "Common Stock"). The Options are granted as of the Grant Date pursuant to, and subject to the terms and conditions of, the Plan. The Options are not intended to qualify as incentive stock options under Section 422 of the Code.

2. Exercise Price. The exercise price per share of Common Stock subject to the Options is $[·] (the "Exercise Price").

3. Vesting. Subject to Section 4 hereof, the Options shall vest as follows: [·] so long as the Participant continuously remains an employee, officer, director, or consultant of the Company from the Grant Date through such date(s). The Options shall be exercisable on any date to the extent vested and outstanding on such date. For purposes of this Agreement, an employment or service relationship with the Company shall include employment with or provision of services to the Company's affiliates (including Subsidiaries) and/or its successors.

4. Termination of Employment or Service.

(a) Generally. Except as described in the succeeding subsections of this Section 4, in the event of the termination of the Participant's employment or service relationship with the Company or its affiliates (including Subsidiaries), any portion of the Options that has not vested as of the date of such termination of shall immediately expire and be forfeited, and the vested portion of such Options shall expire and be forfeited 90 days after such termination.

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(b) Death or Disability. In the event of the termination of the Participant's employment or service relationship with the Company or its affiliates (including Subsidiaries) by reason of the Participant's death or Disability, any portion of the Options that has not vested as of the date of such termination of shall immediately expire and be forfeited, and the vested portion of such Options shall expire and be forfeited 180 days after such termination.

(c) For Cause. In the event of the termination of the Participant's employment or service relationship with the Company or its affiliates (including Subsidiaries) for Cause, that portion of the Options that are outstanding as of the date of such termination of employment or service relationship, whether vested or unvested, shall immediately expire and be forfeited.

5. Term of Options. All unexercised Options shall expire as to all shares of Common Stock underlying the Options on [·], 20[·] (the "Expiration Date"), unless sooner terminated as provided in Section 4 hereof.

6. Method of Stock Option Exercise.

(a) Notice. The Options may be exercised during their term, in whole or in part, to the extent they have become vested and exercisable pursuant to Sections 3 and/or 4 and have not yet been forfeited or expired, by the Participant providing notice in writing to the Chief Executive Officer of the Company (the "CEO"), signifying the Participant's election to exercise the Options (the "Notice of Exercise"). The Notice of Exercise shall be in such manner and on such form as designated by the CEO and pursuant to procedures established by the CEO and/or the Company. The Company may in the future change the person designated to receive such Notice(s) of Exercise to any other agent or employee of the Company. In the event of any such change, the Company shall provide notice to the Participant.

(b) Conditions to Exercise. The exercise of the Options shall be subject to the following conditions:

(i) Payment of Exercise Price. The aggregate Exercise Price for the shares being purchased shall be paid at the time of such exercise. The Exercise Price shall be payable in cash or by wire transfer to the Company's bank account, for the full purchase price of the shares being purchased, plus such amount, if any, as is required for withholding taxes and for fees related to any agent(s), if applicable.

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(ii) Representations. If requested by the Company, the Participant will make such written representations as reasonably requested to the Company, including but not limited to representations that an investment in the Common Stock of the Company involves a high degree of risk, that the Participant has received a copy of the Company's financial statements for the most recently ended fiscal year for which such statement is available (which are available at www.sec.gov and at www.citiuspharma.com), and that the Participant purchasing the Common Stock for investment for Participant's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933.

(iii) Whole Shares. The Options may only be exercised for whole shares of Common Stock. No fractional shares will be issued hereunder.

(c) Delivery of Shares.

(i) As soon as practical after the Exercise Price has been paid and all other conditions satisfied, the Company will, at its election, either: (A) issue a certificate representing the shares purchased pursuant to this Agreement; or (B) not issue any certificate representing the shares purchased pursuant to this Agreement and instead document the Participant's interest in the shares by registering such shares with the Company's transfer agent (or another custodian selected by the Company) in book-entry form in the Participant's name.

(ii) The Company shall not be required to issue a certificate for any shares or record the shares in book-entry form unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares may be listed, have been fully met. The Company may impose such conditions on any shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those shares.

(iii) The Company may cause each certificate evidencing the purchased Common Stock to be endorsed with one or more legends setting forth the restrictions on transfer or otherwise of such Common Stock. The Company also issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(iv) Neither the Participant nor anyone claiming through him/her will have any rights as a stockholder of the Company with respect to any shares subject to the Options until the Participant has exercised the Options as described herein and the shares are delivered (as evidenced by delivery of a certificate for such shares or the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

7. Adjustments. The number of shares subject to the Options and the Exercise Price will be subject to adjustment as described in Section 3.3 of the Plan.

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8. Taxes. At the time Participant exercises the Options (in whole or in part), Participant may incur tax obligations under federal, state, local, and/or foreign law. To the extent that the Company determines that it is required to withhold an amount for tax purposes as a result of the exercise of the Options, Participant agrees that the Company may satisfy such withholding by any of the following means or by a combination of such means, in the Committee's discretion: (i) withholding from any compensation otherwise payable to the Participant by the Company; (ii) causing the Participant to tender a cash payment; or (iii) withholding from the shares otherwise issuable to Participant upon exercise of the Options the number of shares with a Fair Market Value (measured as of the date the tax withholding obligations are to be determined) equal to the amount of such tax withholding; provided, however, that the number of such shares so withheld will not exceed the amount necessary to satisfy the Company's required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income (or such lesser amount as may be necessary to avoid classification of the shares as a liability for financial accounting purposes). Participant understands that all matters with respect to the total amount of taxes to be withheld in respect of such compensation income will be determined by the Committee in its reasonable discretion. Participant further understands that, although the Company will pay withheld amounts to the applicable taxing authorities, the Participant remains responsible for payment of all taxes due as a result of income arising under the Agreement.

9. Non-transferability. The Options shall not be transferable by the Participant other than pursuant to the terms of the Plan or by will or by the laws of descent and distribution. The Options shall be exercisable, subject to the terms of the Plan and this Agreement, only by the Participant, the Participant's estate or beneficiary, the guardian or legal representative of the Participant, or any person to whom such Options are transferred pursuant to this Section 9. For purposes of this Section 9, the term "Participant" includes such guardian, legal representative and other permitted transferee.

10. Successors, Assigns and Transferees. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and each of their respective successors, assigns and permitted transferees (including, upon the death of the Participant, the Participant's estate).

11. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. In the event of any question or controversy relating to the terms of the Plan and this Agreement, the decision of the Committee shall be conclusive.

12. Incorporation of Plan. Subject to the provisions of Section 11 of this Agreement, all terms and conditions of the Plan are incorporated herein and made part hereof as if stated herein. The Participant may obtain a copy of the Plan by contacting the Company's Chief Executive Officer.

13. Not an Employment or Service Contract. Neither this Agreement nor any Options, or the Plan, shall confer on the Participant any right with respect to continuance of employment or other service with the Company or any of its affiliates (including Subsidiaries), nor shall they interfere in any way with any right(s) that the Company or any such affiliates (including Subsidiaries) would otherwise have to terminate or modify the terms of the Participant's employment or other service, at any time.

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14. Insider Trading Policy. The Participant hereby agrees to comply with any policies, instructions, guidelines or procedures covering trading in the Company's securities that the Company adopts from time to time, as may relate to the Options and underlying shares issued hereunder.

15. Exercise on certain Record Dates. Notwithstanding anything to the contrary contained in this Agreement or the Plan, in the event the Company sets a record date ("Record Date") in connection with a distribution of bonus shares or dividends, rights offering, stock split, reverse stock split or capital reduction (each an "Event"), the Participant shall not be eligible to exercise the Options on the Record Date.

16. Integration. This Agreement and the other documents referred to herein, including without limitation the Plan, or delivered pursuant hereto, which form a part hereof contain the entire understanding of the parties with respect to their subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together constitute one and the same instrument. Notwithstanding the foregoing, any duly authorized officer of the Company may execute this Agreement by providing an appropriate facsimile signature and any counterpart or amendment hereto containing such facsimile signature shall for all purposes be deemed an original instrument duly executed by the Company.

18. Modification; Waiver. No provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

THIS AGREEMENT SHALL BE NULL AND VOID AB INITIO, AND THE GRANT OF OPTIONS REFLECTED HEREIN, SHALL BE DEEMED FORFEITED, UNLESS THE COMPANY RECEIVES, WITHIN TWO WEEKS OF ITS TENDER OF THIS AGREEMENT TO THE PARTICIPANT, ONE COPY HEREOF BEARING THE PARTICIPANT'S ORIGINAL COUNTERSIGNATURE BELOW.

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IN WITNESS WHEREOF, the Participant has executed this Agreement on the Participant's own behalf, thereby representing that the Participant has carefully read and understands this Agreement and the Plan as of the day and year first written above, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date first written above.

CITIUS PHARMACEUTICALS, INC.

By:
	Name:	Myron Holubiak
	Title:	President & CEO

Agreed to and Accepted:
__________________________________
[•]

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Annex A

Certain Definitions

A. "Cause" shall only mean

(i)	Any material breach by the Participant of any agreement between the Participant and the Company, which breach, if curable, is not cured, within 15 days after notice from the Company of such breach;

(ii)	the Participant's conviction of, or plea of nolo contendere to, any felony involving theft, fraud, embezzlement, or violent crime;

(iii)	the willful and continued failure of the Participant to perform substantially the Participant's duties (other than any such failure resulting from bodily injury or disease or any other incapacity due to mental or physical illness) after a written demand for substantial performance is delivered to the Participant by the Company, which specifically identifies the manner in which the Company believes the Participant has not substantially performed the Participant's duties; or

(iv)	the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably detrimental to the Company and/or its affiliates (including Subsidiaries), monetarily or otherwise.

For purposes of this provision, no act, or failure to act, on the part of the Participant shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, upon the instructions of the Chairman or another Board Member of the Company, upon the instructions of the Company's Chief Executive Officer or Chief Financial Officer, or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company and its affiliates (including Subsidiaries).

B. "Disability" shall mean the inability of the Participant to perform Participant's duties under his employment or service relationship for an aggregate of 180 days within any given period of 270 consecutive days as a result of any physical or mental incapacity of the Participant, taking into account any reasonable accommodation required by law.

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